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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                 Judiciary Plaza, 100 F Street, N.E., Room 1580,
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported) - MARCH 7, 2007

                       Commission File Number: 0001370489

                          BLUEFIRE ETHANOL FUELS, INC.
              (Exact name of registrant as specific in its charter)

        NEVADA                                                 20-4590982
(State of Incorporation)                              (I.R.S. Employer I.D. No.)

                                    31 MUSICK
                            IRVINE, CALIFORNIA 92618
          (Address of principal executive offices, including zip code)

                                 (949) 588-3767
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 7, 2007, BlueFire Ethanol Fuels, Inc. ("Company") issued a press release announcing that its Board of Directors has appointed Christopher Scott as its Chief Financial Officer effective March 16, 2007. A copy of the press release is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Effective March 16, 2007, in connection with Mr. Scott's appointment as the Company's CFO, the Company and Mr. Scott entered into an at-will letter Employment Agreement containing the following material terms: (i) initial monthly salary of $7,500, to be raised to $10,000 on the earlier of April 30, 2007 or receipt by the Company of a qualified investment financing, and (ii) standard employee benefits.

Effective March 16, 2007, the Company and Mr. Scott have entered into a Consulting Contract for information technology rollout services for a one year term, or earlier upon the termination of Mr. Scott's employment agreement. The Company will issue Mr. Scott's consulting firm 50,000 shares of it restricted common stock as compensation vested in four tranches through December 1, 2007.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

            Exhibit Number

            99.1      Press release, dated March 7, 2007, issued by the Company.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


Date: March 8, 2007                        BLUEFIRE ETHANOL FUELS, INC.


                                           By: /s/ Arnold Klann
                                               ---------------------------------
                                               Arnold Klann
                                               Chief Executive Officer, Director